OAKWOOD MORTGAGE INVESTORS, INC. 1996-B           REPORT DATE:  NOVEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 4
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:                     Oct-96




                                   Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------

Beginning                                                                               Ending             Scheduled
Principal            Scheduled       Prepaid          Liquidated       Contracts        Principal          Gross
Balance              Principal       Principal        Principal        Repurchased      Balance            Interest
--------------------------------------------------------------------------------------------------------------------------
 210,529,114.69     (530,278.05)     (811,947.83)    (193,277.40)          0.00       208,993,611.41       1,960,782.29
==========================================================================================================================


                       Scheduled                                        Amount
      Servicing        Pass Thru       Liquidation    Reserve           Available for
         Fee           Interest        Proceeds       Fund Draw         Distribution
----------------------------------------------------------------------------------------
      175,440.93    1,785,341.36     106,365.47            0.00        3,409,373.64
===============================================================================================





                                      Mezzanine Reserve Fund as of Cutoff Date
---------------------------------------------------------------------------------------------------


 Beginning                             Investment     Balance Before     Reserve    Reserve        Balance After
  Balance       Deposits    Distrib.    Interest   Current Distribution  Fund Draw  Fund Deposit   Current Distribution  Excess
---------------------------------------------------------------------------------------------------------------------------------
 433,019.67      0.00      -1,694.67   1,747.87          433,072.87         0.00      0.00         433,072.87            1,747.87
=================================================================================================================================

Reserve Fund Required Balance
----------------------------------
Before Current    After Current
Distribution      Distribution
----------------------------------
  431,325.00      431,325.00
==================================


Class B-1 Reserve Fund as of Cutoff Date


Beginning                             Investment      Balance Before     Reserve   Reserve        Balance After
 Balance     Deposits    Distrib.      Interest    Current Distribution  Fund Draw Fund Deposit   Current Distribution  Excess
-----------------------------------------------------------------------------------------------------------------------------------
 324,901.08   0.00      -1,407.08      1,197.17           324,691.17       0.00     0.00            324,691.17            1,197.17
===================================================================================================================================

   Reserve Fund Required Balance
----------------------------------
Before Current    After Current
Distribution      Distribution
----------------------------------
 323,494.00      323,494.00
==================================

Class B-2 Reserve Fund as of Cutoff Date






 Beginning                               Investment      Balance Before     Reserve       Reserve      Balance After
  Balance       Deposits      Distrib.    Interest    Current Distribution  Fund Draw     Fund Deposit Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
215,662.00     0.00        -1,407.08     754.54           215,009.46               0.00     0.00         215,009.46           0.00
====================================================================================================================================

  Reserve Fund Required Balance
----------------------------------
Before Current    After Current
Distribution      Distribution
----------------------------------
 215,662.00      215,662.00
==================================




                                     Certificate Account
----------------------------------------------------------------------------------------------------------------------

 Beginning                         Deposits                                       Investment             Ending
  Balance              Principal           Interest         Distributions          Interest             Balance
----------------------------------------------------------------------------------------------------------------------
962,326.24            1,493,521.57           1,892,314.99    (3,439,249.59)              2,885.84         911,799.05
======================================================================================================================



                         P&I Advances at Distribution Date
------------------------------------------------------------------------------------

         Beginning             Recovered           Current              Ending
          Balance              Advances            Advances            Balance
------------------------------------------------------------------------------------
       1,107,169.19          1,088,210.33           1,062,081.35     1,081,040.21
====================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B           REPORT DATE:  NOVEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 4
REMITTANCE REPORT
REPORTING MONTH:                      Oct-96      Page 2 of 6




Class B Crossover Test                                                                Test Met?
-------------------------------------------------------------------                   ------------
(a) Remittance date on or after January 2001                                               N


(b) Average 60 day Delinquency rate <=     5%                                              Y

(c) Average 30 day Delinquency rate <=     7%                                              Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                Aug. 1996 -Aug. 1997       4%                                              Y
                Jan 2001 -Aug. 2002        7%                                              N
                Aug. 2002 - Jan. 2003      8%                                              N

                Jan, 2003 -                9%                                              N


(e) Current realized loss ratio <=         2.75%                                           Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =           22.750%
     of stated scheduled pool balance

             Beginning B-1 balance                                         17,143,878.22

             Beginning B-2 balance                                         10,715,092.82

             Beginning Accelerated Principal Distribution                     177,323.96
                                                                   -------------------
                                                                           28,036,295.00
             Divided by beginning pool
             balance                                                      210,529,114.69
                                                                   -------------------
                                                                                   13.317% N
                                                                   ===================

 Average 60 day delinquency ratio:


                            Over 60s             Pool Balance         %
                      -----------------------------------------------------

 Current Mo                      2,258,631.27     208,993,611.41   1.08%
 1st Preceding Mo                1,164,456.45     210,529,114.69   0.55%
 2nd Preceding Mo                  605,558.95     211,989,400.40   0.29%
                                                   Divided by        3
                                                              -------------
                                                                   0.64%
                                                              =============





                            Over 30s          Pool Balance         %
                      -----------------------------------------------------

 Current Mo                      5,123,400.54     208,993,611.41   2.45%
 1st Preceding Mo                3,562,009.64     210,529,114.69   1.69%
 2nd Preceding Mo                2,581,813.03     211,989,400.40   1.22%
                                                   Divided by        3
                                                              -------------
                                                                   1.79%
                                                              =============

 Cumulative loss ratio:

                         Cumulative losses             86,911.93
                                             -------------------
 Divided by Initial Certificate Principal         215,662,295.00  0.040%
                                                              =============




 Current realized loss ratio:

                         Liquidation                 Pool
                             Losses                Balance
                      ----------------------------------------

 Current Mo                         86,911.93     210,529,114.69
 1st Preceding Mo                        0.00     211,989,400.40
 2nd Preceding Mo                        0.00     213,588,086.65
                                                                 0.164%
                                                              =============



 OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
 OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  NOVEMBER 4, 1996
 REMITTANCE REPORT                              POOL REPORT # 4
 REPORTING MONTH:                    Oct-96     Page 3 of 6





                                                           Delinquency Analysis

                                                      31 to 59 days            60 to 89 days       90 days and Over   Total Delinq.
                  No. of         Principal                Principal           Principal           Principal          Principal
                  Loans          Balance            #     Balance        #    Balance        #    Balance     #      Balance
              --------------------------------------------------------------------------------------------------------------------
 Excluding Repos    7,716        208,155,937.97     97   2,692,475.77  37     1,090,975.05 17    502,276.28 151      4,285,727.10

        Repos          33            837,673.44      6     172,293.50  13       293,836.44 14    371,543.50  33        837,673.44
              -----------------------------------------------------------------------------------------------------------------

        Total       7,749        208,993,611.41    103   2,864,769.27  50     1,384,811.49 31    873,819.78 184      5,123,400.54
              ======================================================================================================================

                                                                                                                2.4%           2.45%
                                                                                                             =======================


                             Repossession Analysis
Active Repos                Reversal             Current Month
 Outstanding               (Redemption)              Repos         Cumulative Repos
          Principal               Principal           Principal           Principal
  #       Balance      #           Balance      #     Balance       #     Balance
-----------------------------------------------------------------------------------
33       837,673.44   0                0.00   22       469,188.78 43       1,007,109.76



OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                                POOL REPORT # 4
REPORTING MONTH:                     Oct-96
                                                 Page 4 of 6



REPOSSESSION LIQUIDATION REPORT





                               Liquidated                                                                  Net
  Account        Customer       Principal       Sales        Insur.        Total       Repossession    Liquidation     Unrecov.
   Number          Name          Balance      Proceeds      Refunds      Proceeds        Expenses        Proceeds      Advances
---------------------------------------------------------------------------------------------------------------------------------
001304-5     HALL                 7,937.23      1,500.00         0.00      1,500.00             0.00       1,500.00       519.72
002786-2     MESSER              10,178.73      3,700.00         0.00      3,700.00             0.00       3,700.00       599.97
002296-2     PEREZ                5,280.90      3,000.00         0.00      3,000.00             0.00       3,000.00       713.37
003099-9     BLUE                13,835.29        900.00         0.00        900.00             0.00         900.00       815.46
087431-3     BAUGH               34,096.32     29,900.00         0.00     29,900.00         3,870.30      26,029.70     1,080.69
088660-6     DOWTY               29,376.94     28,300.00     2,245.86     30,545.86         4,554.35      25,991.51       931.11
089091-3     STEPHENS            29,463.60     28,700.00       486.64     29,186.64         2,961.25      26,225.39     1,366.86
089410-5     ALLINGHAM           14,220.28      2,060.00       103.71      2,163.71             0.00       2,163.71       744.42
090061-3     ALDRIDGE            23,540.37     22,500.00     1,770.59     24,270.59         3,498.39      20,772.20       913.47
094123-7     JARMON              25,347.74      5,500.00         0.00      5,500.00           550.00       4,950.00     1,181.97
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                                                                               0.00                            0.00
                              ---------------------------------------------------------------------------------------------------
                                193,277.40    126,060.00     4,606.80     130,666.80        15,434.29     115,232.51     8,867.04
                              ===================================================================================================


     Net           Current
  Pass Thru       Period Net     Cumulative
  Proceeds       Gain/(Loss)     Gain/(Loss)
-----------------------------------------------
        980.28      (6,956.95)
      3,100.03      (7,078.70)
      2,286.63      (2,994.27)
         84.54     (13,750.75)
     24,949.01      (9,147.31)
     25,060.40      (4,316.54)
     24,858.53      (4,605.07)
      1,419.29     (12,800.99)
     19,858.73      (3,681.64)
      3,768.03     (21,579.71)
          0.00           0.00
          0.00           0.00
          0.00           0.00
          0.00           0.00
          0.00           0.00
          0.00           0.00
          0.00           0.00
          0.00           0.00
-------------------------
     106,365.47     (86,911.93)     (86,911.93)
==============================================


As a percentage of the
aggregate cut-off date
principal balance                          0%
                               ================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER         REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                            POOL REPORT # 4
REPORTING MONTH:                   Oct-96
                                             Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS


PRINCIPAL

                                      Original           Beginning          Current       Accelerated
             Cert.                   Certificate        Certificate        Principal       Principal     Writedown
             Class                    Balances            Balances          Payable       Distribution    Amounts
-----------------------------------------------------------------------------------------------------------------------
A-1                                       45,290,000.00      40,156,819.67    (1,535,503.28)          0.00         0.00
A-1 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

A-2                                       35,585,000.00      35,585,000.00             0.00           0.00         0.00
A-2 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

A-3                                       32,350,000.00      32,350,000.00             0.00           0.00         0.00
A-3 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

A-4                                       22,642,000.00      22,642,000.00             0.00           0.00         0.00
A-4 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

A-5                                       32,350,000.00      32,350,000.00             0.00           0.00         0.00
A-5 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

A-6                                       19,409,000.00      19,409,000.00             0.00           0.00         0.00
A-6 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

B-1                                       17,253,000.00      17,143,878.22             0.00     (53,981.49)        0.00
B-1 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

B-2                                       10,783,295.00      10,715,092.82             0.00     (33,738.97)        0.00
B-2 Outstanding Writedown                          0.00               0.00             0.00           0.00         0.00

Excess Asset Principal Balance                     0.00         177,323.96             0.00      87,720.46         0.00


                                 --------------------------------------------------------------------------------------

                                         215,662,295.00     210,529,114.67    (1,535,503.28)          0.00         0.00
                                 ======================================================================================

    Ending                        Principal Paid
 Certificate           Pool        Per $1,000
   Balances           Factor      Denomination
-----------------------------------------------
      38,621,316.39            85.27559%    33.90
               0.00             0.00         0.00

      35,585,000.00           100.00000%     0.00
               0.00             0.00         0.00

      32,350,000.00           100.00000%     0.00
               0.00             0.00         0.00

      22,642,000.00           100.00000%     0.00
               0.00             0.00         0.00

      32,350,000.00           100.00000%     0.00
               0.00             0.00         0.00

      19,409,000.00           100.00000%     0.00
               0.00             0.00         0.00

      17,089,896.73            99.05464%     3.13
               0.00             0.00         0.00

      10,681,353.85            99.05464%     3.13
               0.00             0.00         0.00

         265,044.42


-----------------

     208,993,611.39
=================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER          REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                             POOL REPORT # 4
REPORTING MONTH:                  Oct-96
                                              Page 6 of 6

CERTIFICATE INTEREST ANALYSIS





         Certificate         Remittance   Beginning      Current           Total            Interest         Ending
           Class                Rate       Balance       Accrual            Paid           Shortfall         Balance
                            -------------------------------------------------------------------------------------------
A-1                            5.4967%     0.00      190,073.74         190,073.74             0.00            0.00
A-1  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
A-1  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

A-2                            6.8000%     0.00      201,648.33         201,648.33             0.00            0.00
A-2  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
A-2  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

A-3                            7.1000%     0.00      191,404.17         191,404.17             0.00            0.00
A-3  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
A-3  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

A-4                            7.3500%     0.00      138,682.25         138,682.25             0.00            0.00
A-4  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
A-4  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

A-5                            7.6500%     0.00      206,231.25         206,231.25             0.00            0.00
A-5  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
A-5  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

A-6                            8.0000%     0.00      129,393.33         129,393.33             0.00            0.00
A-6  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
A-6  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

B-1                            8.3920%     0.00      119,892.86         119,892.86             0.00            0.00
B-1  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
B-1  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

B-2                            9.6440%     0.00       86,113.63          86,113.63             0.00            0.00
B-2  Carryover Interest        0.00        0.00            0.00               0.00             0.00            0.00
B-2  Writedown Interest        0.00        0.00            0.00               0.00             0.00            0.00

X                                         (0.00)     434,181.34         347,269.41        86,911.93       86,911.93

Service Fee                                0.00      175,440.93         175,440.93             0.00            0.00
                                 --------------------------------------------------------------------------------

                                          (0.00)   1,873,061.83       1,786,149.90        86,911.93       86,911.93

*Distribute "X" as follows:

            Class "X" interest                                                0.00
            B-2 Reserve Fund                                                  0.00
                                                             -------------------
                                                                              0.00
                                                             ===================


    Interest Paid
     Per $1,000          Cert.                   TOTAL
    Denomination         Class              DISTRIBUTION
------------------------------------------------------------------
         4.73               A-1                 1,725,577.02
         0.00
         0.00

         5.67               A-2                   201,648.33
         0.00
         0.00

         5.92               A-3                   191,404.17
         0.00
         0.00

         6.13               A-4                   138,682.25
         0.00
         0.00

         6.38               A-5                   206,231.25
         0.00
         0.00

         6.67               A-6                   129,393.33
         0.00
         0.00

         6.99               B-1                   173,874.35
         0.00
         0.00

         8.04               B-2                   119,852.60
         0.00
         0.00

                             X                    347,269.41

                                                  175,440.93
                                    ----------------------

                                                3,409,373.64
                                    ======================